Luxor Oil & Gas Ltd.
300, 840 – 6 Avenue S.W.
Calgary, AB  T2P 3E1
Telephone: 403.260.5379

May 12, 2011

Buckeye Oil & Gas Canada, Inc.
300, 840 – 6 Ave SW
Calgary, AB  T2P 3E5
Attention: Pol Brisset, President

Dear Sirs:

Re:           Farmout and Participation Agreement
Valhalla Area, AB

Further to recent discussions between our companies, this letter agreement intends to set forth the terms upon which Luxor Oil and Gas Ltd. (“Luxor”) is prepared to farm out certain of its interests in the Farmout Lands to Buckeye Oil & Gas Canada, Inc. (“Buckeye”)

1.      Definitions

Each capitalized term in this Head Agreement will have the meaning given to it in the Farmout & Royalty Procedure, and, in addition:

(a)	“Contract Depth” means the lesser of a depth sufficient to fully penetrate the Dunvegan formation or down to and including 775 metres subsurface;

(b)      “Farmout & Royalty Procedure” means the standard form 1997 CAPL Farmout &Royalty Procedure which by this reference is incorporated into this Agreement subject tothe elections and amendments that are attached as Schedule “B”;

(c)	“Farmee” means Buckeye, as to 80% of Luxor’s Pre-Farmout Rights;

(d)                 “Farmor” means Luxor as to 80% of its Pre-Farmout Rights;

(e)	“Mutual Interest Lands” means any interest in any single parcel of petroleum and natural gas rights where over 50% of that parcel, by surface area, is within one (1) mile of the Farmout Lands;

(f)
“Operating Procedure” means the standard form 2007 CAPL Operating Procedure, along with the standard form 1996 PASC Accounting Procedure annexed as Exhibit “I” thereto, which by this reference is incorporated into this Agreement subject to the elections and amendments that are attached as Schedule “C”;

(g)      “Participant” means Luxor as to 20% of its Pre-Farmout Rights;

(h)	“Pre-Farmout Rights” mean the 100% interest of Luxor in the Farmout Lands;

(i)	“ROFR Lands” shall mean the Part II Lands and the Part III Lands as identified on Schedule “A” attached hereto.

2.      Schedules

The following Schedules are attached hereto and made part of this Agreement:

(a)	Schedule “A”, which describes the Title Documents, the Farmout Lands, the ROFR Lands, Luxor’s Pre-Farmout Rights and the Encumbrances;

(b)	Schedule “B”, which specifies the elections and amendments to the Farmout & Royalty Procedure;

(c)	Schedule “C”, which specifies the elections and amendments to the Operating Procedure;

(d)	Schedule “D”, which specifies the types of drilling information required to be supplied by the Participant to the Farmee pursuant to the Farmout & Royalty Procedure;

(e)	Schedule “E”, which is the Authority for Expenditure detailing the estimate of costs to drill and case (or abandon) the Test Well (“the Test Well Drilling AFE”).

3.	Farmout & Royalty Procedure, Operating Procedure and Operations During Earning Phase

(a)	Luxor, as Participant, is appointed the initial Operator under this Agreement, and the Farmout & Royalty Procedure shall be deemed to be amended so as to give effect to this provision;

(b)      During the period prior to Farmee earning the interest contemplated by this Agreement,as and between Farmee, as to an 80% interest, and Participant, as to a 20% interest, theOperating Procedure will be in full force and effect;

(c)      During the period prior to Farmee earning the interest contemplated by this Agreement,as and between Farmee and Farmor, the Farmout & Royalty Procedure will be in fullforce and effect.

4.	Test Well

(a)
On behalf of Farmee and Participant, Participant, between the period commencing on May 26, 2011 (or sooner if practicable) and ending on July 15, 2011, (subject to reasonable surface access, rig availability and regulatory approval), will Spud the Test Well at a location in 1-35-75-8-W6M on the Farmout Lands;

(b)      On or before May 16, 2011, Farmee shall pay to Participant the sum of$305,753.00, representing 100% of Farmee’s 80% share of the Test Well DrillingAFE costs;

(c)      For clarity, the participating interests of Farmee and Participant, through drilling,completion (or abandonment), equipping and tie-in (if required for production) of theTest Well will be:

Farmee	80%
Participant	20%

subject to the Operating Procedure, except that the provisions of Clause 9.03 of the Operating Procedure will be deemed not to apply during the period prior to earning. For clarity, in the event that Farmee elects not to participate in the setting of casing in the Test Well if proposed by Participant, Farmee will be deemed to have forfeited its right to earn an interest in the Farmout Lands on which the non-participation election applies, and Farmee will have no further rights with respect to that Test Well or the Farmout Lands on which such Test Well was drilled; and the costs relating to the setting of production casing (less the costs relating to the abandonment of the Test Well if it was not cased) would be to the credit of Farmee.

(d)      Subject to Article 3.00 of the Farmout & Royalty Procedure (amended as necessary),Farmee, upon having drilled, completed (or abandoned), equipped and tied-in (if requiredfor production) the Test Well, as to an 80% participating interest, will have earned a 56%undivided interest in the Farmout Lands, to the base of the deepest formation penetrated and fully evaluated in the Test Well, subject to the Encumbrances, so that the Test Well and the Farmout Lands will be held as follows:

Farmee	56%
Farmor	24%
Participant                      20%

(e)	Upon Farmee earning an interest in the Farmout Lands as set forth in subclause 4(d), the Test Well and the Farmout Lands will be operated pursuant to the Operating Procedure.

5.	ROFR Lands

(a)	For a period of one (1) year following the rig release date of the Test Well drilled	pursuant to Clause 4 hereof (“the Option Period”), Farmee will have a right of first	refusal to elect to farmin and participate with Farmor in the drilling of a test well that	may be proposed by Luxor on the Part II Lands identified on Schedule “A” attached hereto;

(b)	In the event that Luxor proposes to drill a test well on the Part II Lands (“the Part II	Lands Test Well”) during the Option Period, Farmor shall notify Farmee in writing	providing the details of such test well (such notification will include the same requirements as if the Part II Lands Test Well was being proposed as an Independent Operation pursuant to the Operating Procedure). Within thirty (30) days of receipt of such notification, Farmee shall elect in writing to Luxor whether or not Farmee elects to farmin and participate in the Part II Lands Test Well. A non-response to Luxor’s notification shall be deemed an election not to farmin on the Part II Lands, and any further right to participate in the Part II Lands Test Well, and to earn an interest in the Part II Lands, will terminate.

(c)
In the event that Farmee elects to exercise its right of first refusal to farmin and participate in the Part II Lands Test Well, the terms of earning and the conduct of operations during the earning period will be the same, mutatis mutandis, as set forth in Clause 4 hereof. The term “Farmout Lands” shall be substituted with “Part II Lands”, and the term “Test Well” shall be substituted with “Part II Lands Test Well”, as applicable. For clarity, Farmee will have the right to participate in the Part II Lands Test Well as to 80% of Luxor’s Pre-Farmout Rights to earn 56% of the interest of Luxor after drilling, completing (or abandoning), equipping and tie-in (if required) of the Part II Lands Test Well.

(d)
Similarly, Farmee will have a right of first refusal on the Part III Lands on the same terms and conditions as set forth in subclauses 5(a), 5(b) and 5(c) above, if and when proposed by Luxor during the Option Period. For clarity, the election of Farmee to exercise its right of first refusal with respect to the Part III Lands may be exercised whether or not Farmee is, or was offered, or elects or elected, to exercise its right of first refusal with respect to the Part II Lands.

6.	Assignment by Farmee Prior to Earning

(a)      Until Farmee has earned the entire interest in the Farmout Lands that it is entitled to earnhereunder or its right to earn any further interest hereunder has terminated or expired,Farmee shall not assign all or any portion of its interest in this Agreement or in theFarmout Lands without the prior consent of Farmor, which consent shall not be unreasonably withheld;

(b)      In addition to the restrictions on assignment imposed by subclause 6(a) above, Farmeemay not assign its rights of first refusal granted pursuant to Clause 5 hereof without priorconsent of Farmor, which consent may be withheld at Farmor’s discretion.

7.	Limitations

The 2-year period for seeking a remedial order under section 3(1)(a) of the Limitations Act, R.S.A. 2000c. L-12, as amended (the “Act”), for any claim (as defined in the Act) arising in connection with this Agreement is extended to:

(a)	for claims disclosed by an audit, two (2) years after the time this Agreement permitted that audit to be performed; or

(b)	for all other claims, four (4) years.

8.      Area of Mutual Interest

(a)      With respect to the Farmout Lands, Article 8.00 of the Farmout & Royalty Procedure willbe in effect for a period of one (1) year from therig release date of the Test Well. Subjectto that Article, the Parties will have the right to participate in an acquisition of MutualInterest Lands in the following percentages:

Farmee                             56%
Farmor                             24%
Participant                      20%

(b)	With respect to the ROFR Lands, Article 8.00 of the Farmout & Royalty
Procedure will be in effect for a period of one (1) year from the rig release date of the Part II Lands Test Well, only if proposed pursuant to Clause 5, and only if Farmee elects to exercise its right of first refusal to farmin and participate in the Part II Lands Test Well. For clarity, the provisions of Article 8.00 of the Farmout & Royalty Procedure will not be in effect during the period prior to Farmee’s election to participate in the Part II Lands Test Well.

The parties further agree there will be no area of mutual interest with respect to the Part III Lands, and therefore Clause 8.00 of the Farmout & Royalty Procedure will be deemed to be amended accordingly.

9.	General

(a)	In the event that the provisions of this Agreement conflict with any of the provisions of the Schedules attached hereto, the provisions of this Agreement shall prevail;

(b)	In the event that the provisions of this Agreement conflict with any of the terms or	provisions of a Title Document or the Regulations, such provision of the Title Document	or the Regulations shall prevail;

(c)	This Agreement shall be interpreted in accordance with the laws of the Province of	Alberta and the parties hereto irrevocably attorn to the exclusive jurisdiction of the	Courts of the Province of Alberta;

(d)	This Agreement shall be legally binding on the parties hereto and shall enure to the	benefit of their respective successors and assigns;

(e)	Each of the Parties represents and warrants that it now has or is entitled to have full right,	full power and absolute authority to enter into this Agreement;

(f)	Each Party entitled to information obtained hereunder or pursuant to this Agreement may	use such information and its interpretations for its sole benefit only;

(g)	This Agreement may be executed in as many counterparts as necessary, and when all	counterparts are taken together, this Agreement shall be deemed to constitute one	Agreement.

10.      Supersedes Previous Agreements

As of the date hereof, this Agreement shall supersede and wholly replace any verbal or written agreements between the Parties respecting the subject matter hereof.

11.      Addresses For Notices

The procedure for service of Notices, and the addresses of the Parties shall be as set forthunder Clause 2202 of the Operating Procedure.

If the foregoing reflects your understanding of the terms and conditions agreed to respecting this Agreement, please sign and return the counterpart execution pages of this Agreement at your earliest opportunity.

Yours truly,

LUXOR OIL AND GAS LTD. Wally Pollock, President Tel: 403-260-5379 Fax: 403-260-5378 Email: wally@luxoroilandgas.com	AGREED TO AND ACCEPTED THIS _12____ DAY OF _May_________ _, 2011 BUCKEYE OIL & GAS CANADA, INC. Per:_/s/ Pol Brisset______________________ Title: _President________________________

Attachments – Schedules “A”, “B”, “C”, “D”, “E”

SCHEDULE “A”

ATTACHED TO and forming part of a Farmout and Participation Agreement dated May 12, 2011 between Luxor Oil and Gas Ltd. and Buckeye Oil & Gas Canada, Inc.

Farmout Lands

Title Documents	Farmout Lands	Luxor’s Pre-Farmout Rights	Encumbrances
Alberta Crown P&NG Lease No. 0510030702 Expiry: 2015 03 24	75-8-W6M: S & NE 35 PNG to base Bluesky-Bullhead	100%	Crown SS Royalty

ROFR Lands
Part II Lands:

Title Documents	Lands	Luxor’s Pre-Farmout Rights	Encumbrances
Alberta Crown P&NG Lease No. 0509080476 Expiry: 2014 08 19	78-7-W6M: N 32 All P&NG 78-7-W6M: Lsds 1, 2, 3, 4 of Sec 32 P&NG below base Doe Creek 78-7-W6M: Lsds 5, 6, 7, 8 of Sec 32 P&NG below base Peace River	100%	Crown SS Royalty

Part III Lands:

Any lands owned or acquired by Luxor (other than the Farmout Lands and the Part II Lands) between the Effective Date and the end of the Option Period (as defined in Clause 5 of the Head Agreement) on which Luxor proposes to drill and licenses a well.

SCHEDULE  “B”

ATTACHED TO and forming part of a Farmout and Participation Agreement dated May 12, 2011 between Luxor Oil and Gas Ltd. and Buckeye Oil & Gas Canada, Inc.

Farmout & Royalty Procedure Elections and Amendments

1.	Effective Date (Subclause 1.01(f)) – May 12, 2011

2.	Payout (Subclause 1.01(t), if Article 6.00 applies) Not Applicable

Alternate A - ___

Alternate B - ___

                      Alternate B options, if applicable - ___ m3 of Equivalent Production and __ years.

3.           Incorporation of Clauses from 1990 CAPL Operating Procedure (Clause 1.02)

(i)   Insurance (311)                                                      Alternate A - ______                                           Alternate B - ___ X___

4.	Article 4.00 (Option Wells) will ____ /will not __X __ apply.

5.	Article 5.00 (Overriding Royalty) will _____/will not __ X__ apply.

6.	Quantification of Overriding Royalty (Subclause 5.01A, if applicable) Not Applicable

(i)   Crude oil (a)                                -           Alternate - _____
-	If Alternate 1 applies, _____%
-	If Alternate 2 applies, ________, min. _____, max. _____

(ii)  Other (b)                                -           Alternate - ___ __
-	If Alternate 1 applies, ______%
-	If Alternate 2 applies, ____% in (I) and ____ in (ii)

7.	Permitted Deduction (Subclause 5.04B, if applicable) – Alternate ______ Not Applicable

8.	Article 6.00 (Conversion of Overriding Royalty) – will _____/will not ______ apply Not Applicable

•	If Article 6.00 applies, conversion to _____ of working Interest in Subclause 6.04A.

9.	Article 8.00 (Area of Mutual Interest) – will __X__ will not _____ apply (amended as per Clause 8(b) of the Head Agreement)

10.           Reimbursement of Land Maintenance Costs (Clause 11.02) – will __/will not _X__ apply.

•	If applies, reimbursement of $____________.

SCHEDULE “C”

ATTACHED TO and forming part of a Farmout and Participation Agreement dated May 12, 2011 between Luxor Oil and Gas Ltd. and Buckeye Oil & Gas Canada, Inc.

CAPL OPERATING PROCEDURE – 2007

Clause 1.01 – Market Price Definition, optional sentence:	Will Apply Will Not Apply
Clause 1.01 – Production Facility, optional Paragraph (f):	Will Apply Will Not Apply Estimated cost less than $ , if applies
Subclause 3.11C – Required Insurance:	Alternate (a) (b)
Subclause 10.02G – Receiving Party May Not Defer Response:	Will Apply Will Not Apply Total vertical depth less than metres subsurface, if applies
Subclause 10.04A – Operator for Independent Operation:	Alternate (a) (b)
Paragraph 10.07A(e) - Penalty Where Independent Well Results in Production:	Development Well: 300% Exploratory Well: 500%
Subclause 10.10A – Definition of Title Preserving Well:	180 days
Article 21.00 – Dispute Resolution:	Will Apply Will Not Apply
Paragraph 21.03(j) – Arbitration Proceedings – optional Paragraph for unresolved audit exceptions:	Will Apply Will Not Apply2 Estimated total adjustment of less than $25,000.00, if applies
Clause 22.02 – Addresses For Service:
Luxor Oil and Gas Ltd.
300, 840 – 6 Avenue S.W.
Calgary, AB  T2P 3E1
Attention:  Land Manager
Fax: 403-260-5378

Buckeye Oil & Gas Canada, Inc.
300, 840 – 6 Ave SW
Calgary, AB  T2P 3E5
Attention:  President
Fax: 403-260-5378

Clause 24.01 – Right to Dispose:	Alternate (A) (B) If Alternate B, the date at which ROFR expires is
Paragraph 24.02(f) – Exception for all Earning Agreements:	Will Apply Will Not Apply

2

Exhibit “1” – 1996 PASC Accounting Procedure

Clause 105 (a)                                           Operating Advances:                                                                10%

Clause 110                                Approvals:                                                         2 or more parties totalling 75%

Clause 112                                Expenditure Limitations:                                                                (a) Excess of Twenty-five
Thousand Dollars ($25,000.00)

(c) Excess of Twenty-five
Thousand Dollars ($25,000.00)

Clause 202 (b)                                           Employee Benefits:                          Exceed Twenty percent
(20%)

Clause 213 (b)                                           Camp and Housing:                        Shall not be chargeable

Clause 217                                Warehouse Handling:                                     two and one-half percent (2.5%)

Clause 221                                Allocation Options:                                         N/A

Clause 302                                Overhead Rates:

(a) for each Exploration Project:                         (1) 5% of the first $50,000
(2) 3% of the next $100,000
(3) 1% of cost over (1) & (2)

(b) for each Drilling Well:                                   (1) 3% of the first $50,000
(2) 2% of the next $100,000
(3) 1% of cost over (1) & (2)

(c) and (d) for each Construction Project:       (1) 5% of the first $50,000
(2) 3% of the next $100,000
(3) 1% of cost over (1) & (2)

(d) for Operation and Maintenance:                (1) ___ of operating costs and
                               (2) $250 per producing well
Rates will not be adjusted
Annually

Clause 406                                Disposition:                                                      Twenty-five Thousand Dollars
($25,000)

SCHEDULE “D”

ATTACHED TO and forming part of a Farmout and Participation Agreement dated May 12, 2011 between Luxor Oil and Gas Ltd. and Buckeye Oil & Gas Canada, Inc.

See Well Data Requirement Sheet Attached

SCHEDULE “E”

ATTACHED TO and forming part of a Farmout and Participation Agreement dated May 12, 2011 between Luxor Oil and Gas Ltd. and Buckeye Oil & Gas Canada, Inc.

See Test Well Drilling AFE Attached